                                                                    EXHIBIT (11)

                        [MORRISON & FOERSTER LETTERHEAD]





                                September 6, 2002

Firsthand Funds
101 Park Center Plaza
San Jose, California 95113

     Re: Units of Beneficial Interest of Firsthand Funds

Ladies/Gentlemen:

     We refer to the Registration Statement on Form N-14 (the "Registration Statement") of Firsthand Funds (the "Trust") relating to the registration of an indefinite number of units of beneficial interest (the "Shares"), of certain series of the Trust (the "Funds").

     We have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement.

     We have examined documents relating to the organization of the Trust and the authorization and issuance of the Shares. We have also made such inquiries of the Trust and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance of the Shares by the Trust has been duly and validly authorized by all appropriate action and, assuming delivery in accordance with the description set forth in the Combined Proxy Statement/Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable by the Trust.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the heading "The
Reorganization-- Material Federal

Firsthand Funds
September 6, 2002
Page Two


Income Tax Consequences" in the Combined Proxy Statement/Prospectus. We also consent to the use of our name and to the reference to our firm under the heading "Counsel" in the Statement of Additional Information, which is incorporated by reference into this Registration Statement.

                                         Very truly yours,

                                         /s/ Morrison & Foerster LLP

                                         MORRISON & FOERSTER LLP